Exhibit 10.3

                                 PROMISSORY NOTE
                                                          Loan No. 030234459
$20,000,000.00                                                April 21, 2004

         FOR VALUE RECEIVED, the undersigned, Larry Kirkland, an individual, Kirkland Knightsbridge, LLC, , a California limited liability company, and Kirkland Cattle Co., a general partnership (hereinafter jointly and severally referred to as "Maker"), whose address is One Kirkland Ranch Road, Napa, California 94558, jointly and severally promises to pay to the order of The Travelers Insurance Company, a Connecticut corporation (together with any subsequent holder of this Note, "Holder"), at PNC Bank, Pasadena, Attn: Lockbox Processing Dept., Lockbox Number: 31001-0363, Post Office Box 31001-0363, Pasadena, CA 91110-0363, or at such other place as Holder may from time to time designate in writing, the principal sum of Twenty Million Dollars ($20,000,000) in lawful money of the United States of America (the "Loan"), together with interest thereon at the rates and times specified below.

         1. INTEREST RATE: Maker promises to pay interest on the unpaid principal balance of the Loan from the Funding Date (as defined below) until payment in full at the rate of six and one-half percent (6.50%) per annum (the "Loan Rate"). Interest at the Loan Rate shall be calculated on the basis of a three hundred sixty day (360) calendar year containing twelve (12) months of thirty days (30) each; provided that for partial payment periods, interest shall be calculated on the basis of the actual number of days elapsed over a three hundred sixty-five (365) day calendar year. The date of funding hereunder shall be considered the date that the Loan funds are wired or delivered by Holder to Maker or, if the Loan is being closed through an escrow, to the escrow agent responsible for closing the Loan, regardless of the date that the escrow agent releases such funds to Maker (the "Funding Date").

         Upon the occurrence of (i) an Event of Default (as defined below), and/or (ii) after maturity of this Note (whether maturity occurs by acceleration, lapse of time or otherwise), the unpaid principal and interest due on this Note and all other sums owed by Maker to Holder shall bear interest until paid at a default rate of interest equal to the lesser of (y) eighteen percent (18%) per annum and (z) the maximum interest rate permitted by law for commercial real estate loans of this type (the "Default Rate").

         2. PAYMENTS; MATURITY DATE: Maker promises to pay principal and interest to Holder as follows: On the Funding Date, Maker shall make a payment of interest to Holder equal to the amount of interest that will accrue on the Loan from the Funding Date through and including October 31, 2005; thereafter, commencing December 1, 2005 and on the first day of each month thereafter until the Maturity Date (as defined below), Maker shall make monthly payments of principal and interest in the amount of $149,115.00 each. The amount of interest being paid on the Funding Date shall not be reduced or discounted because it is being paid in advance and Maker understands and acknowledges that the fact of prepayment means that the actual interest rate during this period will be higher than the Loan Rate. Maker further understands that the interest being paid on the Funding Date shall be considered earned by Holder on and as of the Funding Date and shall not be refundable to Maker under any circumstances. Maker authorizes Holder to withhold the amount of interest due on the Funding

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Date from the initial loan advance and to disburse that amount to itself on account of such interest payment.

         On the earlier to occur of (i) March 1, 2009 (referred to herein as the "Scheduled Maturity Date") or (ii) acceleration of the indebtedness evidenced by this Note following the occurrence of an Event of Default (the earlier of such dates being referred to herein as the "Maturity Date"), the Loan will mature, and the entire outstanding principal balance of the Loan, plus accrued but unpaid interest and all other outstanding amounts owed by Maker to Holder under this Note, the Trust Deed (as defined below) or any other agreement or other instrument securing this Note or evidencing Maker's obligation to repay the Loan (collectively referred to herein as the "Loan Documents") will be immediately due and payable. Maker recognizes that the installment payments due prior to the Scheduled Maturity Date will not fully amortize the Loan by that date and that the payment due on the Scheduled Maturity Date will be much larger than the previous payments.

         In the event Holder does not receive any regularly scheduled payment of principal and/or interest due under the Loan Documents by the end of the fourth
(4th) calendar day following the due date of any such payment (the four calendar day period following the due date being referred to herein as the "Grace Period"), Holder shall be entitled to collect, and Maker agrees to pay, in addition to the amount of the scheduled payment, a late charge equal to interest accruing at a rate of eighteen percent (18%) per annum on the amount of the late payment (the "Late Charge"), commencing on the date such payment was due (without giving effect to the Grace Period) to the date payment is received by Holder. The Late Charge shall be due and payable immediately following issuance of demand or request therefore and is intended to reimburse Holder for a portion of the administrative cost and additional loan risk associated with said late payment. Notwithstanding the foregoing, in no event shall Maker be entitled to the benefit of the Grace Period for payments due on the Maturity Date.

         3. RESERVED:

         4. APPLICATION OF PAYMENTS: Provided no Event of Default has occurred, each payment received with respect to the Loan may be applied by Holder to any portion of the obligations of Maker to Holder then due and owing as follows: first, to recovery, with interest thereon at the Default Rate, of any expenses, costs or fees, including Professional Fees (as defined below), paid or advanced by Holder or any similar charges pursuant to any of the Loan Documents; second, to any scheduled escrow for tax, insurance or similar items; third, to any Late Charge and/or interest calculated at the Default Rate then due; fourth, to the payment of accrued interest at the Loan Rate from time to time remaining unpaid; fifth, to any prepayment premium due with respect to the current payment and any other prepayment premium that may remain unpaid; and sixth, subject to the prepayment provisions of this Note, to reduce the principal balance hereunder. If any partial payment is accepted on this Note at a time when an amount in excess of such partial payment is then due and payable, such partial payment shall be applied to the oldest outstanding amount in arrears in the order of the arrearage unless Holder elects to apply such payment in some other order. Notwithstanding any other provision of this Note or of any of the other Loan Documents, from and after the occurrence of an Event of Default, all payments and other amounts received by Holder may be applied by Holder in such

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manner and to such indebtedness (whether to payment of advances made by Holder pursuant to any provision of any of the Loan Documents, interest, principal, Late Charges, interest at the Default Rate, prepayment premium, fees and expenses or otherwise) and in such amounts and order of priority as Holder may determine in the exercise of its sole discretion.

         5. PREPAYMENTS: On or after March 1, 2006, Maker may prepay in whole or in part on any Business Day, the outstanding principal balance of this Note, together with accrued but unpaid interest on the amount prepaid and all additional sums and charges due under this Note and/or the other Loan Documents, without any prepayment premium or fees, provided that Holder shall have received, not less than thirty (30) days prior to the anticipated date of prepayment, a written notice which must identify the amount being prepaid and the date of prepayment (a "Prepayment Notice").

         At any time before March 1, 2006, upon Maker's delivery of a Prepayment Notice not less than thirty (30) days prior to the proposed date of prepayment which notice must identify the amount being prepaid and the date of prepayment, Maker shall have the right to prepay this Note in full or in part on any Business Day by paying in addition to the amount of the principal prepayment, all accrued and unpaid interest hereunder and all additional sums and charges due under this Note and/or the other Loan Documents, together with a yield maintenance prepayment premium equal to the greater of:

                  a.       an amount determined by:

                           (i)      calculating one percent (1%) of the
                                    outstanding principal balance (prior to
                                    application of the principal being prepaid), and

                           (ii)     multiplying that amount by the quotient of
                                    (A) the number of full and partial months remaining to March 1, 2006, determined as of the date prepayment will be made, divided by
                                    (B) the number of full and partial months in the period from the Funding Date to March 1, 2006; and

                           (iii) multiplying the product just derived by the quotient of (A) the principal being prepaid, divided by (B) the outstanding principal balance as of the date of prepayment (prior to the application of the principal being prepaid); OR

                  b.       an amount determined by:

                           (i) calculating the sum of the present values of all unpaid principal and interest payments required under the Loan Documents through and including March 1, 2006, including the present value of the outstanding principal balance as of such date (prior to the application of the principal being prepaid), utilizing a discount rate equal to the Converted

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                                    Treasury Yield (as defined below), divided
                                    by the frequency of the interest payments made during a calendar year; and

                           (ii) subtracting from such sum the outstanding principal balance (prior to application of the principal being prepaid) as of the date prepayment will be made; and

                           (iii) multiplying such remainder by the quotient of (A) the principal being prepaid, divided by (B) the outstanding principal balance as of the date of prepayment (prior to application of the principal being prepaid).

         The "Converted Treasury Yield" means the yield available, or if there is more than one yield available, the average yields of United States Treasury non-callable bonds and notes having a maturity date closest to (before, on, or after) March 1, 2006, as reported in the Wall Street Journal or similar publication on the fifth (5th) Business Day preceding the date prepayment will be made (as calculated by Holder in the exercise of its reasonable judgment), converted to a monthly-equivalent yield. As used herein, the terms "Converted Treasury Yield" and monthly-equivalent yield are annualized yields which reflect the frequency of the interest payments made during a calendar year.

         If the amounts necessary to prepay this Note in accordance with the terms and provisions hereof are received by Holder after 2:00 p.m. (pacific time) , such prepayment shall be deemed to have been made on the next occurring Business Day and Holder shall be entitled to receive interest on the outstanding principal balance of the Loan, calculated at the Loan Rate or the Default Rate, as applicable, to the effective date of such prepayment.

         Maker acknowledges that it possesses no right to prepay the Loan, except as expressly provided herein . Maker further acknowledges and agrees that, except as expressly provided herein , if the Loan is prepaid prior to March 1, 2006, for any reason, including, but not limited to, acceleration of the Maturity Date by reason of an Event of Default, any subsequent tender of payment of the Loan made by Maker or by anyone on behalf of Maker or otherwise, including any tender of payment at any time prior to or at foreclosure sale or proceedings or during any redemption period following foreclosure, or during any federal or state bankruptcy or insolvency proceedings, shall constitute an evasion of the restrictions on prepayment set forth herein, and shall be deemed a voluntary prepayment prior to March 1, 2006 requiring payment of the prepayment premium provided for, if any, and Holder shall not be required to accept such prepayment if it does not include payment of the prepayment premium provided for, if any. Further, Holder's acceptance of such prepayment without the requisite prepayment premium shall not constitute or be deemed to constitute a waiver by Holder of its right to seek payment of the required prepayment premium in accordance with the terms hereof or any rights and remedies Holder may have under this Note, the other Loan Documents, at law or in equity on account of Maker's failure to timely pay such prepayment premium as and when required hereunder. To the extent permitted by law, Holder may bid at any foreclosure sale, as part of the indebtedness evidenced by the Loan Documents, the amount of the prepayment premium, if any, which is

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payable hereunder calculated as if prepayment of the Loan occurs on the date of such foreclosure sale. To the extent the amount of the indebtedness evidenced by this Note must be determined as of a date certain pursuant to a judicial foreclosure, the Loan will be deemed prepaid as of the date judgment enters and the prepayment premium due and payable hereunder (if any) will be calculated as if prepayment of the Loan occurred on the date of said judgment.

         Maker and Holder have negotiated the Loan upon the understanding that if the Loan is paid or prepaid prior to March 1, 2006, for any reason, except as expressly provided herein , Holder shall receive the prepayment premium provided for as partial compensation for: (i) the cost of reinvesting the prepayment proceeds and/or the loss of the contracted rate of return on the Loan; and (ii) the privilege of early payment of the Loan, which Maker has expressly bargained for and which privilege Holder would not have granted to Maker without a prepayment premium. Maker agrees that the prepayment premium provided for herein is reasonable. Maker agrees that Holder shall not be obligated, as a condition subsequent to its receipt of the prepayment premium provided for, to actually reinvest all or any part of the amount prepaid in any United States Treasury instruments or obligations or otherwise.

         Notwithstanding anything to the contrary set forth in this Note or the other Loan Documents, Holder agrees that provided no Event of Default has occurred, no prepayment premium shall be due and payable in connection with the reduction of the outstanding principal balance of the Loan pursuant to (i) the application of insurance or condemnation proceeds received by Holder pursuant to the Trust Deed , or (ii) the application of Excess Interest (as defined below).

MAKER'S INITIALS

INITIALS ______  INITIALS ______  INITIALS ______

         6. EVENTS OF DEFAULT AND REMEDIES: The occurrence of one or more of the following shall constitute an "Event of Default" under this Note:

                  a. If Holder does not receive any installment payment of principal or interest due hereunder by the end of the Grace Period (other than amounts due on the Maturity Date, for which there is no Grace Period);

                  b. If payment in full of the outstanding principal balance of the Loan, all accrued but unpaid interest and all other sums due and payable by Maker to Holder is not received by Holder on the Maturity Date;

                  c. If any amount other than principal or interest owed by Maker to Holder under this Note or under any other Loan Document is not paid when due, including failure to make full payment of the Prohibited Transfer Rate Adjusted Amount (as defined below) or reimbursement of Professional Fees or Advances (as such terms are defined below), in either case within fifteen (15) days following demand by Holder;

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

                  d. If an Event of Default shall occur under the Trust Deed or any other Loan Document, specifically including, without limiting the generality of the foregoing, any prohibited transfer of the Mortgaged Property (as defined below);

                  e. If Holder shall, at any time, have reasonable cause to believe that the prospect of due and punctual payment of this Note is impaired in any material fashion, or any material change takes place in the conditions or affairs of Maker which impairs Holder's security in any material fashion;

                  f. If a default occurs in the timely observance or performance of any other covenant or agreement of Maker set forth in this Note or in any Loan Document;

                  g. If any warranty, representation, certificate, schedule or other information made or furnished by Maker is untrue or misleading in any material respect as of the date made or given;

                  h. If Maker or any other Obligor (as defined below) shall liquidate, merge, dissolve, terminate its existence or suspend business operations, have a receiver appointed for all or any part of its property, make an assignment for the benefit of its creditors, become insolvent or admit in writing its inability to pay its debts as they become due, file or permit the filing of any petition under any existing or future federal or state bankruptcy or insolvency law (collectively, "Insolvency Laws"), have an order for relief entered under any Insolvency Law, or have filed against it a petition under any Insolvency Laws that has not been dismissed within ninety (90) days after it was filed;

                  i. If Maker is obligated to Holder with respect to any other loan secured by real property, and Maker shall fail to pay such loan upon its maturity or an event of default, or any other event or circumstance that would entitle Holder to accelerate repayment of such loan, shall occur under the loan documents governing such other loan obligation ; or

         Upon (x) the occurrence of any event specified in subparagraph (h) above, interest shall automatically begin to accrue at the Default Rate and the entire unpaid principal balance of the Loan, all accrued but unpaid interest under this Note and all other sums owed from Maker to Holder under any Loan Document shall be immediately due and payable without notice to or demand upon Maker, (y) the occurrence of any one or more other Event of Default, interest shall automatically begin to accrue at the Default Rate and Holder may, at its option and without notice to or demand upon Maker, declare the entire unpaid principal balance of the Loan, all accrued but unpaid interest under this Note and all other sums owed from Maker to Holder under any Loan Document, to be immediately due and payable, whereupon all such sums shall be immediately due and payable by Maker to Holder, and (z) the occurrence of any breach or default by Maker of the provisions of Paragraph 17 of the Trust Deed (entitled "Transfer of Property"), in addition to the other rights and remedies available to Holder, the Loan Rate shall, at the option of Holder, be deemed adjusted to the Loan Rate in effect at the time of the prohibited transfer plus two hundred (200) basis points (the "Prohibited Transfer Rate") retroactive to the date of the prohibited transfer (regardless of the date said prohibited transfer is discovered by Holder), and Maker shall pay to Holder, within fifteen (15) days following demand, the amount equal to the

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difference between interest at the Loan Rate in effect at the time of the prohibited transfer and interest at the Prohibited Transfer Rate from the date of the prohibited transfer to the date payment is received by Holder (such amount being referred to herein as the "Prohibited Transfer Rate Adjustment Amount"). In the event the Loan Rate is adjusted by reason of the Prohibited Transfer and Maker does not accelerate repayment of the indebtedness evidenced by the Note, then the payments hereunder shall be calculated at the Prohibited Transfer Rate. Upon the occurrence of one or more Events of Default, Holder shall also have the right to exercise any other right or remedy Holder has under the terms of any Loan Document, under any state or federal law or in equity. Any consent by Holder, or any waiver of any Event of Default (which waiver must be in writing and shall be limited to the waiver specifically recited therein) shall not constitute a consent to, or waiver of, any right, remedy or power of Holder upon a subsequent or different Event of Default.

         7. ATTORNEYS' AND OTHER PROFESSIONAL FEES: If Holder shall employ the services of legal counsel or other third party professionals (including, without limitation, appraisers or environmental professionals) in connection with (i) any request made by Maker to Holder for a modification, amendment, waiver, or consent in connection with the Loan Documents, (ii) defending or protecting Holder's interests in any Loan Document or any real or personal property securing the Loan (including the Mortgaged Property) from and against any claim or assertion made by any third party, (iii) rendering advice or other legal services to Holder concerning the Loan, any Loan Document or the Mortgaged Property, (iv) rendering advice to Holder, enforcing Holder's legal rights, or performing other legal or professional services for Holder upon the occurrence of or in anticipation of an Event of Default, including, without limitation, any services relating to any so-called "workout" or other negotiations in anticipation of or following the occurrence of any Event of Default, (v) representing the interests of Holder in any lawsuit arising out of or in connection with the Loan Documents or Holder's position as secured party or beneficiary under any Loan Document, or (vi) any other judicial or non-judicial action, suit or proceeding instituted by or against Holder or any other person connected with or related to or with reference to the Loan or to reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Holder's interest in this Note or the Trust Deed or any other Loan Document (including proceedings under Insolvency Laws, in eminent domain, under probate proceedings, or in connection with any state or federal tax lien), then in such event Maker promises to pay or reimburse Holder for all such reasonable fees and expenses, including, without limitation, attorney's fees and reasonable costs and expenses and any other professional's fees incurred by Holder and/or its attorney in connection with any of the above-mentioned events (any such fees and expenses being collectively referred to herein as "Professional Fees").

         8. ACTIONS BY HOLDER; REIMBURSEMENT OF PROFESSIONAL FEES AND ADVANCES:
If Maker fails to make any payment that Maker is required by any Loan Document to make to a third party, whether for real estate taxes, insurance premiums, attorneys' fees or otherwise, or fails to do any act as may be required under any Loan Document, Holder may, at the sole discretion of Holder, without obligation to do so and without releasing Maker from any obligation, make or do the same in such manner and such event as Holder shall deem necessary (any sums paid or advanced by Holder pursuant to the foregoing being referred to herein as "Advances"). In connection with all Professional Fees

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and Advances, Holder shall demand payment from Maker for such Professional Fees or Advances plus interest at the Default Rate from the date of billing (in the case of Professional Fees) or the date of the Advance until repayment in full, and Maker shall, within fifteen (15) days following demand, reimburse Holder for all Professional Fees and/or Advances with interest thereon at the Default Rate. If Maker fails to reimburse Holder within said fifteen (15) day period (or if Holder is unable to demand said reimbursement because of Maker's bankruptcy or any other reason), then Holder may, in its sole discretion, either (i) without additional notice to Maker, add such Professional Fees and/or Advances to the principal balance of the Loan to accrue interest at the Loan Rate until maturity of the Loan, or (ii) deem Maker's failure to make timely reimbursement as an Event of Default and continue to accrue interest at the Default Rate in connection with the unpaid Professional Fees or Advances from the date of billing (in the case of Professional Fees) or the date of the Advance until repayment in full.

         9. MAXIMUM INTEREST RATE/CHARGES: It being the intention of Holder and Maker to comply with the laws of the State of California (the "State") with regard to the rate of interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note or any of the other Loan Documents, no such provision shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or any of the other Loan Documents, then in such event:

                  a. the provisions of this paragraph shall govern and control;

                  b. Maker shall not be obligated to pay any Excess Interest;

                  c. any Excess Interest that Holder may have received hereunder shall, at the option of Holder, be (i) applied as a credit against the then-outstanding principal balance due under this Note, accrued and unpaid interest thereon, not to exceed the maximum amount permitted by law, or both,
(ii) refunded to the payor thereof, or (iii) any combination of the foregoing;

                  d. the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the State, and this Note, the Trust Deed and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

                  e. Maker shall not have any action or remedy against Holder for any damages whatsoever or any defense to enforcement of the Note, the Trust Deed or any of the other Loan Documents arising out of the payment or collection of the Excess Interest.

         10. GOVERNING LAW AND OTHER AGREEMENTS: Maker agrees that: (i) this Note and the rights and obligations of the parties hereunder shall be governed by the laws of the State, without reference to the conflict of law principles of such state; (ii) the

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obligation evidenced by this Note is an exempted transaction under the Truth In
Lending Act, 15 U.S.C. Section 1601, et seq.; (iii) said obligation constitutes a business loan and is not intended by Maker for use for personal, family, or household purposes; (iv) the proceeds of the indebtedness evidenced by this Note will not be used for the purchase of registered equity securities within the purview of Regulation "U" issued by the Board of Governors of the Federal Reserve System, and (v) as of the date hereof, neither Maker, nor any Obligor nor any Person controlling or controlled by Maker or any Obligor is an OFAC Prohibited Person.

         "OFAC Prohibited Person" means a country, territory or Person (i) listed on, included within or associated with any of the countries, territories or Persons referred to on The Office of Foreign Assets Control's List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by any Governmental Authority, or otherwise included within or associated with any of the countries, territories or Persons referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which pays, donates, transfers or otherwise assigns any property, money, goods, services, or other benefits from the Mortgaged Property directly or indirectly, to any countries, territories or Persons on or associated with any country, territory or Person on such list or included in such laws;

         "Anti-Money Laundering Laws" means the USA Patriot Act of 2001, the Bank Secrecy Act, as amended through the date hereof, Executive Order 13324 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, together with all annexes thereto, as amended through the date hereof, and other federal laws and regulations and executive orders administered by the United States Department of the Treasury, Office of Foreign Assets Control ("OFAC") which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists; and

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust or any other form of entity.

         11. SECURITY: This Note is secured by a Trust Deed, Security Agreement, Assignment of Rents and Fixture Filing dated the same date as this Note from Maker to Holder (the "Trust Deed"), covering certain real and personal property located in Napa County, California, as more particularly described in the Trust Deed (collectively, the "Mortgaged Property"). All covenants, conditions and agreements contained in the Trust Deed are hereby made a part of this Note. Maker acknowledges and agrees that the Loan and the other obligations secured by the Trust Deed are fully recourse and that, subject to the provisions of this Note, the Trust Deed and applicable law, Holder's remedies upon default by Maker are not limited to foreclosure of the Trust Deed.

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         12. WAIVERS: Maker and any and all other person or entities who may become liable for all or part of the obligations of Maker under this Note (collectively the "Obligors") agree to be jointly and severally bound hereby and jointly and severally, to the extent permitted by law: (i) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of each Obligor shall be joint, several and unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Holder to any Obligor or any such other person or entity; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such obligors or security shall not affect the liability of any of the Obligors for the payment hereof.

         13. ENTIRE AGREEMENT: This Note, together with the other Loan Documents, constitutes and sets forth the entire understanding and agreement between the parties, and no party hereto has relied upon any representations, agreements or understandings, verbal or written, not set forth herein, or in such other Loan Documents, whether made by any party hereto or by any agent, employee or representative of any party hereto. Specifically, without limiting the generality of the foregoing, the parties agree that Holder has made no agreement to extend or renew this Note in any way, and no such agreement will be binding upon Holder unless made in writing, subsequent to the date hereof, and executed by a duly authorized representative of Holder.

         14. HEADINGS AND INTERPRETATION: Headings are for convenience only and are not intended as a limitation on the content of the paragraph following, or as an aid to the construction thereof. The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interests of Maker and Holder hereof under the remainder of this Note shall continue in full force and effect; provided, however, that if any provision of this Note which is found to be in violation of any applicable law concerns the imposition of interest hereunder, the rights, obligations and interests of Maker and Holder with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of this Note.

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

TIME IS OF THE ESSENCE OF THIS NOTE. Use of the word "including" shall not be construed as a limitation and the word "including" shall be deemed to mean "including, but not limited to."

         15. SPECIFIC WAIVERS OF EACH OBLIGOR: Each Obligor expressly waives any right to require Holder to proceed against or exhaust any collateral or to pursue any remedy Holder may have at any time. Each Obligor waives any and all defenses by reason of (a) any disability or other defense of any other Obligor with respect to the indebtedness owed to Holder, (b) the termination for any reason whatsoever of the liability of any other Obligor, (c) any act or omission of Holder that directly or indirectly results in or aids the discharge or release of any other Obligor or any security provided by any Obligor, (d) the failure by Holder to perfect any security interest or lien on any collateral, and (e) an election of remedies by the Holder, even though that election of remedies, such as non-judicial foreclosure with respect to security for this Note, has destroyed the Obligor's rights of subrogation, contribution, reimbursement, indemnity, set off, or other recourse against another Obligor by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

         Each Obligor agrees that Holder may at any time, without notice, release all or any part of the security for this Note (including all or any part of the Mortgaged Property), grant extension, change terms of payment, deferments, renewals or re-amortizations of any part of the debt evidenced by this Note, and release from personal liability any one or more Obligors, all without affecting the personal liability of any other party. Each Obligor also severally waives any and all other defense or right of offset against the holder hereof. No Obligor shall have any right of subrogation, contribution, reimbursement, indemnity, set off, or other recourse and waives the benefit or, any right to participate in, any collateral until such time as all of the obligations owed by Obligor to Holder under this Note shall have been paid in full. Each Obligor, to the extent it may lawfully do so, waives any defense under California anti-deficiency statutes, or comparable provisions of the laws of any other state to the recovery of a deficiency after a foreclosure sale of all or any portion of the Mortgaged Property. Each Obligor represents and warrants to Holder that it has established adequate means of obtaining from each other Obligor, on a continuing basis, information pertaining to the businesses, operations and conditions (financial or otherwise) of each other Obligor and its properties, and each Obligor now is and will be familiar with the businesses, operations and conditions (financial or otherwise) of each other Obligor and its properties. Each Obligor waives and relinquishes any duty on the part of Holder (if such duty exists) to disclose to any Obligor any matter, fact or thing related to the businesses, operations, or conditions (financial or otherwise) of any other Obligor or its properties. Without limiting the generality of the foregoing, each Obligor waives any defenses or rights under or of the kind described in California Civil Code sections 2795, 2808, 2809, 2810, 2815, 2819 through 2825 (inclusive), 2832, 2839, and 2845 through 2850 (inclusive) and similar laws in other jurisdictions. Further, each Obligor acknowledges and agrees that (i) the Mortgaged Property is to be used primarily for commercial/agricultural purposes; (ii) any residence on the Mortgaged Property is incidental to its commercial purposes; (iii) Maker depends upon the income from the commercial operations on the Mortgaged Property in order to make payments pursuant to this Note; (iv) because of the commercial nature of the transaction evidenced by this Note and the other Loan Documents, the Loan does not fall within the scope of California Civil Code section 2954.9(b); (v) each Obligor was represented by legal counsel of its choice with competency in the field of commercial real estate transactions or had the opportunity to do so; (vi) Maker is engaged in a commercial enterprise and is familiar with commercial lending transactions such as the transaction evidenced by this Note; and (vii) while Maker and Holder intend to enter into a commercial transaction that does not fall within the scope of Civil Code section 2954.9(b), to the extent that a court of competent jurisdiction determines that the Loan does fall within such statute, each Obligor hereby affirmatively waives any and all protections to which they would be entitled under Civil Code section 2954.9(b).

         16. MISCELLANEOUS:

                  a. The remedies of Holder as provided herein or in the Trust Deed or any of the other Loan Documents, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Scheduled Maturity Date of this Note following the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same at any time thereafter or in the event of any subsequent Event of Default. No act of omission or commission of Holder, including any failure to exercise any right, remedy, or recourse, shall be deemed to be a waiver or release of the same; any such waiver or release is to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release in connection with any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Holder's rights or remedies hereunder. Notice of the exercise of any right or remedy granted to Holder by this Note is not required to be given.

                  b. Upon any endorsement, assignment, or other transfer of this Note by Holder or by operation of law, the term "Holder," as used herein, shall mean such endorsee, assignee, or other transferee or successor to Holder then becoming the holder of this Note. This Note shall inure to the benefit of Holder and its successors and assigns and shall be binding upon the undersigned and its successors and assigns.

                  c. Maker agrees that Holder and any future Holders or participants may grant or sell participation interests in this Note to other persons without notice to or approval of Maker.

                  d. As used in this Note, "Business Day" means any day other than a Saturday, Sunday or any other day on which national banks in New York, New York / Hartford, Connecticut Los Angeles, California are permitted or required to close for business.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.


NOTICE TO MAKER:

DO NOT SIGN THIS PROMISSORY NOTE BEFORE YOU READ IT AND CONSULT WITH LEGAL COUNSEL OF YOUR CHOICE, OR IF YOU BELIEVE THAT THERE ARE ANY ORAL
UNDERSTANDINGS, PROMISES, OR AGREEMENTS NOT SET FORTH IN WRITING IN THIS NOTE AND/OR THE OTHER LOAN DOCUMENTS.


------------------------------------------
Larry Kirkland, as an individual


KIRKLAND KNIGHTSBRIDGE, LLC, a
California limited liability company

By:    Knightsbridge Fine Wines, Inc., a Nevada
       corporation, Manager-Member

         By:
               --------------------------------
               Joel Shapiro
               Chief Executive Officer

By:    Kirkland Ranch, LLC, a California
       limited liability company, Manager-Member

         By:
               --------------------------------
                Larry D. Kirkland, Manager

         By:
               --------------------------------
               Lonnie R. Kirkland, Manager

KIRKLAND CATTLE CO., a California
general partnership


By:
    --------------------------------
    Lonnie R. Kirkland, partner

By:
    --------------------------------
    Larry D. Kirkland, partner



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